                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         AMERICAN ITALIAN PASTA COMPANY
             (Exact name of registrant as specified in its charter)

                Delaware                                 84-1032638
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

    4100 N. Mulberry Drive, Suite 200                      64116
          Kansas City, Missouri                         (Zip Code)
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:
        Title of each class              Name of each exchange on which
        to be so registered              each class is to be registered

  Class A Convertible Common Stock, par value   The NASDAQ Stock Market, LLC
                $0.001 per share

If this form relates to the  registration  of a class of securities  pursuant to
Section  12(b)  of  the  Exchange  Act  and is  effective  pursuant  to  General
Instruction A.(c), check the following box. |X|

If this form relates to the  registration  of a class of securities  pursuant to
Section  12(g)  of  the  Exchange  Act  and is  effective  pursuant  to  General
Instruction A.(d), check the following box. | |

Securities  Act  registration  statement file number to which this form relates:
Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

Item 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

The description of the registrant's  Class A Convertible Common Stock, par value
$0.001 per share, set forth under the heading  "Description of Capital Stock" in the  Registration  Statement on Form S-1/A  (Registration  No.  333-49719)  (the
"Registration  Statement"),  filed by the  registrant  with the  Securities  and
Exchange  Commission  on April 27,  1998,  is hereby  incorporated  by reference herein.

ITEM 2. EXHIBITS

Not applicable.

                                   SIGNATURES

Pursuant to the  requirements  of Section 12 of the  Securities  Exchange Act of
1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       American Italian Pasta Company

Date:  November 10,  2008              /s/ Paul R. Geist
                                       -----------------------------------------
                                       Paul R. Geist
                                       Chief Financial Officer